UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: October 2, 2009
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-21789	93 - 0572810
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

360 E. Jackson Street
Medford, Oregon 97501
(address of Principal Executive Offices) (Zip Code)

541-776-6868
Registrant's Telephone Number, Including Area Code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 26, 2009, we filed a Current Report on Form 8-K (the “Form 8-K”) to update Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) to report eight stores as discontinued operations, pursuant to the requirement of SFAS No. 144, for the three years ended December 31, 2008, 2007 and 2006. This Amendment No. 1 to the Form 8-K is filed for the purpose of revising Item 6, Selected Financial Data and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K.

Item 8.01   Other Events.

During the first six months of 2009, we disposed of four stores. With the completion of the sales, we met the criteria under SFAS No. 144 to reclassify the results of their operations as discontinued operations. During the second quarter of 2009, as a result of the Chrysler and GM bankruptcy filings, four additional stores met the criteria under SFAS No. 144 for reporting as discontinued operations. Two of these locations were Chrysler franchises that ceased operations in July 2009. The other two locations are GM stores that received notification of their closure and repurchase by GM through a modification of the franchise agreement.

The Form 8-K updated Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) to report these eight locations as discontinued operations, pursuant to the requirement of SFAS No. 144, for the three years ended December 31, 2008, 2007 and 2006. This presentation has no effect on our previously reported net earnings (see Exhibit 99.1 to the Form 8-K, previously filed). This Amendment No. 1 to the Form 8-K, revises Items 6 and 7 of the Form 10-K to report these eight locations as discontinued operations.

In accordance with SFAS No. 144, we have previously reported revenues, expenses and gains (losses) on the disposition of one location as income (loss) from discontinued operations in the quarter ended March 31, 2009 (and the comparable period of the prior year) and eight locations as income (loss) from discontinued operations in the quarter and six months ended June 30, 2009 (and the comparable periods of the prior year) in our Quarterly Reports on Form 10-Q.

In addition to reporting discontinued operations in the Consolidated Statements of Operations and Cash Flows, the assets and liabilities of one location have been reported as assets held for sale and liabilities related to assets held for sale in accordance with SFAS No. 144 in our balance sheet as of March 31, 2009. Eight locations have been reported as assets held for sale and liabilities related to assets held for sale in accordance with SFAS No. 144 in our balance sheet as of June 30, 2009.

In accordance with SFAS No. 144, the reclassification of assets and liabilities associated with the stores reclassified as discontinued operations to assets held for sale and liabilities related to assets held for sale is not permitted. Accordingly, no reclassifications were made to the consolidated balance sheets as of December 31, 2008 and 2007 as originally reported in the Form 10-K and also presented in the Form 8-K.

All other items of the Form 10-K not previously revised or presented herein remain unchanged. We have not updated matters in the Form 10-K except to the extent expressly provided above. Set forth in Exhibit 99.1 (previously filed) are updated consolidated financial statements and related footnotes with respect to the operations of the Company for the years presented in the Form 10-K. Set forth in Exhibit 99.2 attached hereto is revised Selected Financial Data and a revised Management’s Discussion and Analysis of Financial Condition and Results of Operations for the periods presented in the Form 10-K.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
	Exhibit 23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
(previously filed)
	Exhibit 99.1	Updated Item 8. Financial Statements and Supplementary Data
(previously filed)
	Exhibit 99.2	Revised Item 6. Selected Financial Data and Item 7. Management’s
Discussion and Analysis of Financial Condition and Results of Operations
(filed herewith)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC. (Registrant)

Date:	October 2, 2009	By:	/s/ Sidney B. DeBoer
Sidney B. DeBoer
Chairman and Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Jeffrey B. DeBoer
Jeffrey B. DeBoer
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)